UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                 ---------------

                                    FORM 8-K

                                 CURRENT REPORT
                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

                                 August 16, 2006
                Date of report (Date of earliest event reported)

                               MedSolutions, Inc.
               (Exact Name of Registrant as Specified in Charter)

               Texas                        0-32995              75-2531556
(State or Other Jurisdiction of          (Commission           (IRS Employer
        Incorporation)                   File Number)        Identification No.)


                 12750 Merit Drive, Park Central VII, Suite 770
                               Dallas, Texas 75251
              (Address of Principal Executive Offices and Zip Code)

                                 (972) 931-2374
              (Registrant's Telephone Number, Including Area Code)

                                 Not Applicable
          (Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[_] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[_] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[_]  Pre-commencement   communications  pursuant  to  Rule  14d-2(b)  under  the
     Exchange Act (17 CFR 240.14d-2(b))

[_]  Pre-commencement   communications  pursuant  to  Rule  13e-4(c)  under  the
     Exchange Act (17 CFR 240.13e-4(c))




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Item 1.01. Entry into a Material Definitive Agreement.

On August 21, 2006, MedSolutions, Inc., a Texas corporation (the "Company"), acquired SteriLogic Waste Systems, Inc., a Pennsylvania corporation ("SteriLogic") located in Syracuse, New York, as previously reported in the Company's Quarterly Report on Form 10-QSB filed August 21, 2006. SteriLogic is a regulated medical waste management company that provides the collecting, transporting and disposal of regulated medical waste in addition to providing reusable sharps container programs to its customers who are primarily located in the states of New York and Pennsylvania. SteriLogic also designs, manufactures and markets reusable sharps containers to medical waste service providers who provide reusable sharps container programs to their medical waste customers.

The acquisition was effected, pursuant to a Merger Agreement and Plan of Reorganization dated as of August 16, 2006, by and between the Company, SteriLogic Acquisition Subsidiary, Inc., a Texas corporation and wholly-owned subsidiary of the Company ("Subsidiary"), and SteriLogic, by the merger (the "Merger") of SteriLogic with and into Subsidiary, with Subsidiary continuing as the surviving corporation. At the effective time of the Merger, each share of SteriLogic common stock, par value $0.01 per share, issued and outstanding immediately prior to such time and not held by a dissenting shareholder was converted into the right to receive 200 shares of the Company's common stock, par value $0.001 per share ("Merger Shares"), for an aggregate of 1,000,000 Merger Shares. In addition, the Company placed in trust with Abele-Kerr Investments, LLC, for the benefit of all SteriLogic shareholders who do not dissent from the Merger, (i) $50,000 in readily available funds, and (ii) a convertible promissory note in the principal amount of $250,000 with simple interest at the annual rate of 8% accruing from the effective time and payable in 12 equal installments of interest only in the amount of $1,666.67 each due monthly beginning on the 30th day after the effective time, and 24 equal installments of principal and interest in the amount of $11,306.82 each due monthly thereafter. The principal amount of the note will be reduced by a percentage equal to the percentage of shares of SteriLogic held by shareholders of SteriLogic who dissent from the Merger. Furthermore, the Merger consideration may be adjusted downward depending upon the amount of sales or earnings realized by the Company from the customer contracts acquired through the acquisition of SteriLogic for the 12 months following the closing of the transaction. Any such adjustment to the Merger consideration will be deducted 25% from the principal amount of the $250,000 promissory note, and 75% from the Merger Shares, pro rata against each former holder of SteriLogic common stock that received Merger Shares in proportion to the percentage of the Merger Shares received by each such holder, at the rate of $1.50 per share; provided, the Company shall in no event deduct more than 400,000 Merger Shares with respect to the adjustment. The cash portion of the Merger consideration was funded from working capital. The Merger consideration was determined largely based upon the amount of revenues SteriLogic has generated from its regulated medical waste disposal business and the value of the net assets acquired.

The description contained in this Item 1.01 of the transactions consummated pursuant to the terms and conditions of the Agreement is qualified in its entirety by reference to the full text of the Agreement, a copy of which is incorporated by reference into this Report as Exhibit 2.1.

Item 2.01. Completion of Acquisition or Disposition of Assets.

A description  of the Company's  acquisition  of SteriLogic is set forth in Item
1.01 of this Report and is incorporated into this Item 2.01 by reference.



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Item 9.01. Financial Statements and Exhibits.

         (a) Financial Statements of Business Acquired. The acquired business financial statements will be filed within 71 days after the last date that this Report must be filed with the Securities and Exchange Commission.

         (b)  Pro  Forma   Financial   Information.   The  pro  forma  financial
information will be filed within 71 days after the last date that this Report must be filed with the Securities and Exchange Commission.

         (d) Exhibits. The following exhibit is filed as part of this report:


         2.1 Merger Agreement and Plan of Reorganization dated as of August 16, 2006 by and between MedSolutions, Inc., SteriLogic Acquisition Subsidiary, Inc. and SteriLogic Waste Systems, Inc. (filed as Exhibit 10.50 to the Company's Quarterly Report on Form 10-QSB on August 21, 2006, and incorporated hereby in reference).

                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                           MEDSOLUTIONS, INC.

Date: August 25, 2006                      By:  /s/ Matthew H. Fleeger
                                           Matthew H. Fleeger
                                           President and Chief Executive Officer















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                                INDEX TO EXHIBITS




2.1 Merger Agreement and Plan of Reorganization dated as of August 16, 2006 by and between MedSolutions, Inc., SteriLogic Acquisition Subsidiary, Inc. and SteriLogic Waste Systems, Inc. (filed as Exhibit 10.50 to the Company's Quarterly Report on Form 10-QSB on August 21, 2006, and incorporated hereby in reference).